SECOND AMENDMENT

TO

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

SUPERTEL LIMITED PARTNERSHIP

MARCH 2, 2015

THIS SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Second Amendment”), dated as of March 2, 2015, is entered into by SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, as general partner (the “General Partner”) of SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership.

WHEREAS, the Third Amended and Restated Agreement of Limited Partnership of the Partnership was executed on June 30, 2000, and an Amendment No. 1 thereto was executed on May 26, 2005 (the “Agreement”); and

WHEREAS, Section 4.02(a) of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, without the approval of the Limited Partners; and

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Sections 4.02(a) and Article XI of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to establish a new series of Partnership Units, the LTIP Units, and to set forth the designations, rights, powers, preferences and duties of such LTIP Units.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.	Defined Terms.

(a) The following defined terms shall be added to Article I of the Agreement:

“Adjustment Events” has the meaning set forth in Section 4.10(a)(i) hereof.

“Capital Account Limitation” has the meaning set forth in Section 4.11(b) hereof.

“Common Partnership Unit Distribution” has the meaning set forth in Section 4.10(a)(ii) hereof.

“Common Unit Economic Balance” has the meaning set forth in Section 5.01(h) hereof.

“Common Unit Transaction” has the meaning set forth in Section 4.11(f) hereof.

“Constituent Person” has the meaning set forth in Section 4.11(f) hereof.

“Conversion Date” has the meaning set forth in Section 4.11(b) hereof.

“Conversion Notice” has the meaning set forth in Section 4.11(b) hereof.

“Conversion Right” has the meaning set forth in Section 4.11(a) hereof.

“Economic Capital Account Balances” has the meaning set forth in Section 5.01(h) hereof.

“Equity Incentive Plan” means any equity incentive or compensation plan in effect on the date hereof or hereafter adopted by the Partnership or HHTI.

“Forced Conversion” has the meaning set forth in Section 4.11(c) hereof.

“Forced Conversion Notice” has the meaning set forth in Section 4.11(c) hereof.

“Liquidating Gains” has the meaning set forth in Section 5.01(h) hereof.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.10 hereof and elsewhere in this Agreement in respect of holders of LTIP Units, including both Vested LTIP Units and Unvested LTIP Units.  The allocation of LTIP Units among the Partners shall be set forth on Exhibit A hereto, as it may be amended from time to time.

“LTIP Unitholder” means a Partner that holds LTIP Units.

“Partnership Unit Designation” has the meaning set forth in Section 4.02(a)(i) hereof.

“Safe Harbor” has the meaning set forth in Section 10.05(d) hereof.

“Safe Harbor Election” has the meaning set forth in Section 10.05(d) hereof.

“Safe Harbor Interest” has the meaning set forth in Section 10.05(d) hereof.

“Unvested LTIP Units” has the meaning set forth in Section 4.10(c) hereof.

“Vested LTIP Units” has the meaning set forth in Section 4.10(c) hereof.

“Vesting Agreement” means each or any, as the context implies, agreement or instrument, other than this Agreement, entered into by a LTIP Unitholder upon acceptance of an award of LTIP Units.

(b) The definition of “Partnership Unit” shall be deleted in its entirety and replaced with the following:

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, and includes Common Units, LTIP Units and any other class or series of Partnership Units that may be established after the date hereof in accordance with the terms hereof.  The number of Partnership Units outstanding and the Percentage Interests represented by such Partnership Units are set forth on Exhibit A hereto, as it may be amended from time to time.

(c) The definition of “Percentage Interest” shall be deleted in its entirety and replaced with the following:

“Percentage Interest” means the percentage determined by dividing the number of Common Units of a Partner by the sum of the number of Common Units of all Partners, treating LTIP Units, in accordance with Section 4.10(a), as Common Units for this purpose.

(d) The definition of “Common Unit” shall be deleted in its entirety and replaced with the following:

“Common Unit” means a Partnership Unit other than a LTIP Unit or Preferred Unit.

2.	Issuances of Additional Partnership Units. Section 4.02(a)(i) of the Agreement shall be deleted in its entirety and replaced with the following:

(a) Issuances of Additional Partnership Units.

(i) General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. The General Partner’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Partnership Units are validly issued and fully paid. Any additional Partnership Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-outstanding Partnership Units held by the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Virginia law that cannot be preempted by the terms hereof and, except with respect to LTIP Units, as set forth in a written document hereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”), including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; provided, that no additional Partnership Units shall be issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) unless:

(1) (A) the additional Partnership Units are issued in connection with an issuance of REIT Shares or other capital stock of, or other interests in, HHTI, which REIT Shares, capital stock or other interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) by the Partnership in accordance with this Section 4.02 and (B) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall make a Capital Contribution to the Partnership in an amount equal to the cash consideration received by HHTI from the issuance of such REIT Shares, capital stock or other interests in HHTI;

(2) the additional Partnership Units are issued in connection with an issuance of REIT Shares or other capital stock of, or other interests in, HHTI pursuant to a taxable share dividend declared by HHTI, which REIT Shares, capital stock or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) by the Partnership in accordance with this Section 4.02, provided that (A) if HHTI allows the holders of its REIT Shares to elect whether to receive such dividend in REIT Shares or other capital stock of, or other interests in HHTI or cash, the Partnership will give the Limited Partners (excluding the General Partner or any direct or indirect Subsidiary of the General Partner) the same election to elect to receive (I) Partnership Units or cash or, (II) at the election of HHTI, REIT Shares, capital stock or other interests in HHTI or cash, and (B) if the Partnership issues additional Partnership Units pursuant to this Section 4.02(a)(i)(2), then an amount of income equal to the value of the Partnership Units received will be allocated to those holders of Common Units that elect to receive additional Partnership Units;

(3) the additional Partnership Units are issued in exchange for property owned by the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Units; or

(4) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests.

3.	LTIP Units. The following new Section 4.10 shall be added to the Agreement:

(a) Issuance of LTIP Units. Notwithstanding anything contained herein to the contrary, the General Partner may from time to time issue LTIP Units to Persons who provide services to or for the benefit of the Partnership for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.10 and the special provisions of Section 4.11 and Section 5.01(h) hereof, LTIP Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, holders of LTIP Units shall be treated as Common Unit holders and LTIP Units shall be treated as Common Units.  In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:

(i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business Common Unit Transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan or (z) the issuance of any Partnership Units to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) in respect of a capital contribution to the Partnership of proceeds from the sale of Additional Securities by HHTI. If the Partnership takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan and Vesting Agreement, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall deliver a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; provided, the failure to deliver such notice shall not invalidate the adjustment or the authority granted hereunder, and

(ii) The LTIP Unitholders shall, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit (the “Common Partnership Unit Distribution”), paid to holders of Common Units on such Partnership Record Date established by the General Partner with respect to such distribution; provided, that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 5.06(a). So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units; provided, that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 5.06(a).

(b) Priority.  Subject to the provisions of this Section 4.10, the special provisions of Section 4.11 and Section 5.01(h) hereof and any Vesting Agreement, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions; provided, that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 5.06(a). As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units; provided, that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 5.06(a). Subject to the terms of any Vesting Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article IX.

(c) Special Provisions.  LTIP Units shall be subject to the following special provisions:

(i) Vesting Agreements.  LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.” Upon grant, the grantee of any LTIP Unit shall be treated as a Partner for all purposes. The Partners acknowledge that the liquidation value of each LTIP Unit shall be zero upon grant, the amount equal to the zero Capital Account balance of such LTIP Unit upon grant, for all purposes (including Section 10.05(d)).

(ii) Forfeiture.  Unless otherwise specified in the Vesting Agreement or in any applicable compensatory plan, program or arrangement pursuant to which LTIP Units are issued, upon the occurrence of any event specified in a Vesting Agreement, plan, program or arrangement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture or upon the occurrence of the event causing forfeiture in accordance with the applicable Vesting Agreement, plan, program or arrangement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose.

Unless otherwise specified in the Vesting Agreement, plan, program or arrangement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the product of (A) the balance of the LTIP Unitholder’s Capital Account attributable to all of the LTIP Units held prior to the repurchase or forfeiture and (B) the quotient obtained by dividing (x) the number of LTIP Units, if any, held by the LTIP Unitholder after the repurchase or forfeiture and (y) the number of LTIP Units held by the LTIP Unitholder prior to the repurchase or forfeiture.

(iii) Allocations.  LTIP Unitholders shall be entitled to certain special allocations of gain under Section 5.01(h) hereof.

(iv) Redemption.  The Redemption Right provided to Limited Partners under Section 8.05 hereof shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in clause (v) below and Section 4.11 hereof.

(v) Conversion to Common Units.  Vested LTIP Units are eligible to be converted into Common Units in accordance with Section 4.11 hereof.

(d) Voting.  LTIP Unitholders shall (a) have the same voting rights as the holders of Common Units, with all Vested LTIP Units and Unvested LTIP Units voting as a single class with the Common Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of a majority of the LTIP Units (Vested LTIP Units and Unvested LTIP Units) outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect (as determined in good faith by the General Partner) any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Common Units; but subject, in any event, to the following provisions:

(i) With respect to any Common Unit Transaction, so long as the LTIP Units are treated in accordance with Section 4.11(f) hereof, the consummation of such Common Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Common Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.

4.	Conversion of LTIP Units. The following new Section 4.11 shall be added to the Agreement:

(a) Subject to the provisions of this Section 4.11, an LTIP Unitholder shall have the right (the “Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into Common Units; provided, that a holder may not exercise the Conversion Right for less than 1,000 Vested LTIP Units or, if such holder holds less than 1,000 Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause such LTIP Unitholder’s Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 4.11.

(b) A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.10 hereof. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

In order to exercise the Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit D to the Partnership (with a copy to the General Partner) not less than ten nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Common Unit Transaction at least 30 days prior to the effective date of such Common Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the General Partner of a Common Unit Transaction or (y) the third Trading Day immediately preceding the effective date of such Common Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 12.01 hereof. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 4.11(b) shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.05(a) hereof relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided, that the redemption of such Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if such holder so wishes, the Common Units into which such holder’s Vested LTIP Units will be converted can be tendered to the Partnership for redemption simultaneously with such conversion, with the further consequence that, if HHTI elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.05(b) hereof by delivering to such holder the REIT Shares Amount, then such holder can have the REIT Shares Amount issued to such holder simultaneously with the conversion of such holder’s Vested LTIP Units into Common Units. The General Partner and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.

(c) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.10 hereof. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit E to the applicable LTIP Unitholder not less than ten nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 12.01 hereof and shall be revocable by the General Partner at any time prior to the Forced Conversion.  The Partnership, at any time at the election of the General Partner may cause any Common Units converted from Vested LTIP Units to be submitted by the holder for redemption pursuant to the exercise of a Redemption Right set forth in Section 8.05, notwithstanding any holding period, on a Specified Redemption Date determined by the Partnership, by giving notice to the holder in the manner provided by Section 12.01.

(d) A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The assignee of any Limited Partner pursuant to Article IX hereof may exercise the rights of such Limited Partner pursuant to this Section 4.11 and such Limited Partner shall be bound by the exercise of such rights by the assignee.

(e) For purposes of making future allocations under Section 5.01(h) hereof and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(f) If the Partnership or the General Partner shall be a party to any Common Unit Transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any Common Unit Transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Common Unit Transaction”), then the General Partner shall, subject to the terms of any applicable Equity Incentive Plan or Vesting Agreement, exercise immediately prior to the Common Unit Transaction its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Common Unit Transaction or that would occur in connection with the Common Unit Transaction if the assets of the Partnership were sold at the Common Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Common Unit Transaction (in which case the Conversion Date shall be the effective date of the Common Unit Transaction).

In anticipation of such Forced Conversion and the consummation of the Common Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Common Unit Transaction in consideration for the Common Units into which such LTIP Unitholder’s LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Common Unit Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Common Unit Transaction, prior to such Common Unit Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Common Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by such LTIP Unitholder (or by any of such LTIP Unitholder’s transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such Common Unit holder failed to make such an election.

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and any Equity Incentive Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Common Unit Transaction to be consistent with the provisions of this Section 4.11(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Units in connection with the Common Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Common Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

5.	Capital Accounts. Section 4.04 of the Agreement shall be deleted in it entirety and replaced with the following:

A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Unit in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Unit, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) the Partnership grants a Partnership Unit (other than a de minimis Partnership Unit) as consideration for the provision of services to or for the benefit of the Partnership to an existing Partner acting in a Partner capacity, or to a new Partner acting in a Partner capacity or in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f); provided, that (i) the issuance of any LTIP Unit shall be deemed to require a revaluation pursuant to this Section 4.04 and (ii) the General Partner may elect not to revalue the property of the Partnership in connection with the issuance of additional Partnership Units pursuant to Section 4.02 to the extent it determines, in its sole and absolute discretion, that revaluing the property of the Partnership is not necessary or appropriate to reflect the relative economic interests of the Partners. When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 hereof if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

6.	Special Allocations Regarding LTIP Units. The following new Section 5.01(h) shall be added to the Agreement and the current Section 5.01(h) shall be redesignated as Section 5.01(i):

(g)           Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 5.01(a) hereof, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. For this purpose, “Liquidating Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets under Section 704(b) of the Code. The “Economic Capital Account Balances” of the LTIP Unit holders will be equal to their Capital Account balances plus shares of Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to the extent attributable to their ownership of LTIP Units. Similarly, the “Common Unit Economic Balance” shall mean (i) the Capital Account balance of HHTI, plus the amount of HHTI’s share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)), in either case to the extent attributable to HHTI’s direct or indirect ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.01(h), divided by (ii) the number of Common Units directly or indirectly owned by HHTI. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.01(h). The parties agree that the intent of this Section 5.01(h) is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with Common Units directly or indirectly owned by HHTI (on a per-Unit basis).

7.	Redemption Right. The first sentence of Section 8.05 shall be deleted and replaced with the following:

(a) Subject to Sections 8.05(b), 8.05(c), 8.05(d), 8.05(e) and 8.05(f) and the provisions of any agreement between the Partnership and one or more Limited Partners, beginning on the date that is twelve months after the date of issuance of any Common Units, or, in the case of any Common Units that are issued upon the conversion of LTIP Units, the date that is twelve months after the date of issuance of any LTIP Units that have been converted into Common Units, each Limited Partner (other than HHTI or any Subsidiary of HHTI) shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of such Limited Partner’s Common Units at a redemption price equal to and in the form of the Cash Amount.

8.	Tax Matters Partner; Tax Elections; Special Basis Adjustments. The following new Section 10.05(d) is added to the end of Section 10.05:

(d)           The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Tax Matters Partner is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Partnership is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement. In the event the Safe Harbor Election is rendered moot or obsolete by future legislation that amends Section 83 of the Code, this Section 10.05(d) shall have no effect. The liquidation value of each LTIP Unit shall be zero upon grant as provided in Section 4.10(c)(i).

9.	In order to reflect the issuance of the LTIP Units, Exhibit A to the Agreement is hereby amended by adding to the end of such Exhibit A the following table:

Partner	Cash Contribution	Agreed Value of Cash Contribution	LTIP Units	Percentage Interest of LTIP Units
	$0	$0

10.	New Exhibit D and Exhibit E to the Agreement are added to the Agreement in the form attached hereto.

11.	The foregoing recitals are incorporated in and are part of this Second Amendment.

12.
Except as specifically defined herein, all capitalized terms shall have the definitions provided in the Partnership Agreement.  This Second Amendment has been authorized by the General Partner pursuant to Article XI of the Partnership Agreement and does not require execution by the Limited Partners.  No other changes to the Partnership Agreement are authorized under this Second Amendment.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first above written.

GENERAL PARTNER:

SUPERTEL HOSPITALITY REIT TRUST,

a Maryland real estate investment trust

By:  /s/ Patrick E. Beans

Name:  Patrick E. Beans

Title:     President and Secretary

EXHIBIT D

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP UNITS INTO COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably: (i) elects to convert the number of LTIP Units in Supertel Limited Partnership (the “Partnership”) set forth below into Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership or the General Partner; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent to or approve such conversion.

Name of Holder:_______________________________________________________________

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted: ___________________________

Date of this Notice: ____________________________________________

____________________________________________________________

(Signature of Holder: Sign Exact Name as Registered with Partnership)

____________________________________________________________

(Street Address)

____________________________________________________________

(City) (State) (Zip Code)

Signature Guaranteed by:_______________________________________

EXHIBIT E

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF LTIP UNITS INTO COMMON UNITS

Supertel Limited Partnership (the “Partnership”) hereby elects to cause the LTIP Units held by the holder of the LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended, effected as of _______________ (the “Conversion Date”).

Name of Holder: _____________________________________________________________

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted: ______________________________

Date of this Notice: _______________________________________________